UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: July 11, 2006

HENDRX CORP.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-50546 (Commission File Number)	86-0914052 (IRS Employer Identification Number)

George Solymar, Chief Executive Officer
1066 West Hastings Street, Suite 2610, Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604)682-4379
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Effective July 11, 2006, the board of directors of Hendrx Corp. (the “Company”) accepted the resignation of Robert De Costa as a Company director, president and chief executive officer.

(c)     Effective July 11, 2006, the board of directors appointed George Solymar as the Company’s chief executive officer. Mr. Solymar also serves as member of the Company’s board of directors.

Mr. Solymar earned a Mechanical Engineering degree from the University of Copenhagen, Denmark. Mr. Solymar has many years of corporate management experience, most recently at Atomaer Technologies Pty Ltd. from 1998 until 2004. In addition, Mr. Solymar has overseen corporate banking facilities and has experience with Securities and Exchange Commission reporting, shareholder relations and budgetary preparations. Much of Mr. Solymar’s prior work has centered on the identification and negotiation of acquisitions in a myriad of industries including wastewater treatment, commercial aviation, bottled water, electronics and pharmaceuticals. Mr. Solymar has worked as the senior project manager for Equus Energy Corporation from 2003 until the present. During the past five years, Mr. Solymar has also worked as an independent consultant.

The Company has not entered into any related transactions with Mr. Solymar except for an agreement in November of 2005 to grant to him an option to purchase 10,000 shares of common stock pursuant to the Company’s stock option and compensation plan. The Company has not entered into any employment agreement in connection with Mr. Solymar’s appointment as chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Hendrx Corp.

Signature                                                                           Date

By: /s/ George Solymar                                                        July 25, 2006

Name: George Solymar

Title: Chief Executive Officer